Exh. a

SHARE EXCHANGE AGREEMENT

AGREEMENT dated as of November 12, 2008 by and between Maui General Store Inc., a New York corporation (hereinafter referred to as "Maui") and Fu Qiang and Su Jianping, the shareholders of RDX Holdings Limited (“RDX”), a British Virgin Islands corporation (hereinafter referred to as the "RDX Shareholders").

WHEREAS, the RDX Shareholders own all of the issued and outstanding capital stock of RDX; and

WHEREAS, RDX  has exclusive control over the business of, the right to all revenues obtained by, and responsibility for all of the expenses incurred by Heilongjiang Hairong Science and Technology Development Co Ltd., a joint stock company organized under the laws of The People’s Republic of China (“Hairong”), the relationship of which is generally identified as “entrusted management”; and

WHEREAS, the RDX Shareholders desire to transfer the capital stock of RDX to Maui and Maui desires to acquire the shares.

NOW, THEREFORE, it is agreed:

1.

Definitions.  As used herein, the following terms shall have the meanings set forth below:

a.

“Applicable Law” means any domestic or foreign law, statute, regulation, rule, policy, guideline or ordinance applicable to the businesses or corporate existence of Maui, RDX or Hairong.

b.

“GAAP” means generally accepted accounting principles in the United States of America as promulgated by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or any successor institutes concerning the treatment of any accounting matter.

c.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, claim, encumbrance, royalty interest, any other adverse claim of any kind in respect of such property or asset, or any other restrictions or limitations of any nature whatsoever.

d.

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means:

(i)    any income, alternative or add-on minimum tax, gross receipts tax, sales tax,  use tax, ad valorem tax, transfer tax, franchise tax, profits tax, license tax,   withholding tax, payroll tax, employment tax, excise tax, severance tax, stamp tax, occupation tax, property tax, environmental or windfall profit tax, custom, duty or other tax, impost, levy, governmental fee or other like assessment or charge of any kind whatsoever together with any interest or any penalty, addition to tax or additional amount imposed with respect thereto by any governmental or Tax authority responsible for the imposition of any such tax (domestic or foreign), and

(ii)  any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period, and

(iii)  any liability for the payment of any amounts of the type described in clauses   (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.

e.

“Tax Return” means any return, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

2.

Share Exchange.

a.

On the Closing Date (defined herein), the RDX  Shareholders shall transfer and assign to Maui all of the issued and outstanding capital stock of RDX.  The RDX Shareholders represent and warrant that upon appropriate registration of the transfer of shares with the government of the British Virgin Islands and delivery to Maui of all the documents sufficient to evidence the transfer of ownership, all right, title and interest in said shares will be transferred to Maui free of Liens, claims and encumbrances.

b.

On the Closing Date, Maui shall deliver to the Fu Qiang or his assignees 160,000,000 shares of common stock and to Su Jianping or his assignees 200,000,000 shares of common stock (the 360,000,000 shares in aggregate being the “Exchange Shares”).  Maui warrants that the Exchange Shares, when so issued, will be duly authorized, fully paid and non-assessable.

c.

 The parties intend that the exchange of shares described above shall qualify as a tax-free exchange under Section 351 of the United States Internal Revenue Code.  The parties further intend that the issuance of the common stock by Maui to the RDX Shareholders shall be exempt from the provisions of Section 5 of the Securities Act of 1933 pursuant to Section 4(2) of said Act.

3.

Closing.  The Closing of the transactions contemplated by this Agreement ("Closing") shall take place at the offices of Robert Brantl, counsel for Maui, simultaneously with the execution of this Agreement (the “Closing Date”).

4.

Warranties and Representations of RDX Shareholders   In order to induce Maui to enter into this Agreement and to complete the transaction contemplated hereby, the RDX Shareholders warrant and represent to Maui that:

a.

Organization and Standing – RDX .  RDX is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands and has full power and authority to carry on its business as now conducted. The copies of the Articles of Association and Memorandum of Association of RDX previously delivered to Maui are true and complete as of the date hereof.

b.

Capitalization – RDX .  RDX’ entire authorized capital stock consists of 50,000 ordinary shares, $1.00 par value, of which 100 shares are issued and outstanding.  There are no other voting or equity securities authorized or issued, nor any authorized or issued securities convertible into equity securities, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which RDX or the RDX Shareholders is bound, calling for the issuance of any additional equity securities of RDX.  All of the outstanding RDX Ordinary Shares have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive rights or any Applicable Law.

c.

Ownership of RDX Shares. The RDX Shareholders are the sole owners of the outstanding shares of RDX Ordinary Stock.  By the transfer of the RDX Ordinary Stock to Maui pursuant to this Agreement, Maui will acquire good and marketable title to 100% of the capital stock of RDX, free and clear of all Liens, encumbrances and restrictions of any nature whatsoever, except by reason of the fact that the RDX Ordinary Shares will not have been registered under the Securities Act of 1933, or any applicable state securities laws.

d.

Business Operations and Liabilities – RDX . Prior to June 27, 2008, RDX had conducted no business operations. Since then, RDX has conducted business operations described in the Entrustment Management Agreements between RDX and Hairong.

e.

Organization and Standing – Hairong.  Hairong is a corporation duly organized, validly existing and in good standing under the laws of the People’s Republic of China.  Hairong has all of the government licenses and permits necessary to carry on its business as now conducted, to own and operate its assets, properties and business, and to carry out the transactions contemplated by this agreement.

f.

Entrusted Management Agreements between RDX and Hairong.  On June 27, 2008 RDX, Hairong and the registered equity holders in Hairong signed five agreements, including Consulting Services Agreement, Operating Agreement, Equity Pledge Agreement, Option Agreement, and Proxy Agreement (the “Entrusted Management Agreements”). The purpose of these agreements is to transfer to RDX full responsibility for the management of Hairong, as well as all of the financial benefits and liabilities that arise from the business of Hairong.  Each of the

Entrusted Management Agreements has a term of ten years. Neither Hairong nor RDX has defaulted in any of the agreements, and all of the agreements remain in full force and effect.

g.

Financial Statements.  The RDX Shareholders have delivered to Maui (i) the financial statements of Hairong for the  years ended June 30, 2008 and 2007 (the “Hairong Financial Statements”) and (ii) the financial statements of RDX for the period from Inception to June 30, 2008 (the “RDX Financial Statements”).  The Hairong Financial Statements and the RDX Financial Statements have been prepared in accordance with U.S. GAAP and present fairly in all material respects the financial condition of Hairong and RDX as of the dates thereof.   The Hairong Financial Statements and the RDX Financial Statements have been reported on by an independent accountant registered with the PCAOB.

h.

Absence Of Certain Changes Or Events.  Since June 30, 2008, there has not been (A) any material adverse change in the business, operations, properties, assets, or condition of Hairong or RDX or (B) any damage, destruction, or loss to Hairong or RDX (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of Hairong and RDX; and neither Hairong nor RDX have become subject to any law or regulation which materially and adversely affects, or in the future is substantially likely to have a material adverse effect on Hairong and RDX.

i.

Ownership of Assets.  Except as specifically identified in the Hairong Financial Statements, Hairong has good, marketable title, without any Liens or encumbrances of any nature whatever, to all of the following, if any:  its assets, properties and rights of every type and description, including, without limitation, all cash on hand and in banks, certificates of deposit, stocks, bonds, and other securities, good will, customer lists, its corporate name and all variants thereof, trademarks and trade names, copyrights and interests thereunder, licenses and registrations, pending licenses and permits and applications therefor, inventions, processes, know-how, trade secrets, real estate and interests therein and improvements thereto, machinery, equipment, vehicles, notes and accounts receivable, fixtures, rights under agreements and leases, franchises, all rights and claims under insurance policies and other contracts of whatever nature, rights in funds of whatever nature, books and records and all other property and rights of every kind and nature owned or held by  Hairong as of this date.  Except in the ordinary course of its business, Hairong has not disposed of any such asset since June 30, 2008.

j.

Governmental Consent.  No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other non-U.S., U.S., state, county, local or other foreign governmental authority, instrumentality, agency or commission is required by or with respect to RDX or Hairong in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

k.

Taxes.  Each of RDX and Hairong has filed all tax returns that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all taxes as shown on such returns except for taxes being contested in good faith or as reflected on the Hairong Financial Statements.  There is no material claim for taxes that is a Lien against the property of RDX or Hairong other than Liens for taxes not yet due and payable.

l.

Pending Actions.  There are no material legal actions, lawsuits, proceedings or investigations pending or threatened, against or affecting RDX , Hairong, or against Hairong’s Officers or Directors or the RDX Shareholders that arose out of their operation of Hairong.  Neither RDX, Hairong, nor the RDX Shareholders are subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or administrative, governmental or regulatory authority or body which would be likely to have a material adverse effect on the business of Hairong or RDX.

m.

No Debt Owed to RDX Shareholders.  Neither RDX nor Hairong owes any money, securities, or property to the RDX Shareholders or any member of their family or to any company controlled by or under common control with such a person, directly or indirectly.

n.

Intellectual Property And Intangible Assets.

To the knowledge of the RDX Shareholders, Hairong has full legal right, title and interest in and to all of the intellectual property utilized in the operation of its business.  Hairong has not received any written notice that the rights of any other person are violated by the use by Hairong of the intellectual property.  None of the intellectual property has ever been declared invalid or unenforceable, or is the subject of any pending or, to the knowledge of the RDX Shareholders, threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

o.

Validity of the Agreement.  This Agreement has been duly executed by the RDX Shareholders and constitutes their valid and binding obligation, enforceable in accordance with its terms except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors’ rights.  The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, the Articles of Association of either RDX or Hairong, or any material agreement or undertaking, oral or written, to which RDX or Hairong or the RDX Shareholders is a  party or is bound or may be affected by, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body; and the business now conducted by  Hairong can continue to be so conducted after completion of the transaction contemplated hereby.

p.

Compliance with Laws.  Hairong's operations have been conducted in all material respects in accordance with all applicable statutes, laws, rules and regulations.  Hairong is not in violation of any law, ordinance or regulation of the People’s Republic of China or of any other jurisdiction.  Hairong holds all the environmental, health and safety and other permits, licenses, authorizations, certificates and approvals of governmental authorities necessary or proper for the current use, occupancy or operation of its business, all of which are now in full force and effect.

5.

Warranties and Representations of Maui.  In order to induce the RDX Shareholders to enter into this Agreement and to complete the transaction contemplated hereby, Maui warrants and represents to the RDX Shareholders that:

a.

Organization and Standing.  Maui is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has full power and authority to carry on its business as now conducted. The copies of the Articles of Incorporation and Bylaws of Maui previously delivered to the RDX Shareholders are true and complete as of the date hereof.

b.

Capitalization.  Maui's entire authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001 per share. At the Closing, prior to the issuance of shares to the RDX Shareholders, there will be 140,000,000 shares of Maui Common Stock issued and outstanding.  At the Closing, there will be no other voting or equity securities outstanding, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which Maui is bound, calling for the issuance of any additional shares of common stock or preferred stock or any other voting or equity security.

c.

Corporate Records.  All of Maui's books and records, including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation.

d.

SEC Filings.  Maui has filed all reports required by the Rules of the Securities and Exchange Commission, and each report filed within the past twelve months conforms in content to said Rules and is complete and accurate in all material respects.

e.

 Absence Of Certain Changes Or Events.  Since June 30, 2008, there has not been (A) any material adverse change in the business, operations, properties, assets, or condition of Maui or (B) any damage, destruction, or loss to Maui (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of Maui; and Maui has not become subject to any law or regulation which materially and adversely affects, or in the future is substantially likely to have a material adverse effect on Maui.

f.

Taxes.  Maui has filed all tax returns that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all taxes as shown on such returns except for taxes being contested in good faith.  There is no material claim for taxes that is a Lien against the property of Maui other than Liens for taxes not yet due and payable.

g.

Pending Actions.  There are no legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting Maui or against Maui’s former Officers or Directors that arose out of their operation of Maui.  Maui is not subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or administrative, governmental or regulatory authority or body.

h.

Validity of the Agreement.  All corporate and other proceedings required to be taken by Maui in order to enter into and to carry out this Agreement have been duly and properly taken.  This Agreement has been duly executed by Maui, and constitutes a valid and binding obligation of Maui, enforceable against it in accordance with its terms except to the extent limited by applicable bankruptcy reorganization, insolvency, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights.  The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, Maui's Articles of Incorporation or Bylaws, or any agreement, lease, mortgage, bond, indenture, license or other document or undertaking, oral or written, to which Maui is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body.

i.

Trading Status.  Maui’s common stock is listed for quotation on the OTC Bulletin Board, with the symbol “MAUG” To the knowledge of Maui, Maui has not been threatened and is not subject to removal of its common stock from the OTC Bulletin Board.

j.

SEC Status.

The common stock of Maui is registered pursuant to Section 12(g) of the Securities and Exchange Act of 1934.  Maui has filed all reports required by the applicable regulations of the SEC.

k.

Compliance with Laws.  Maui’s operations have been conducted in all material respects in accordance with all applicable statutes, laws, rules and regulations.  Maui is not in violation of any Applicable Law.

6.

Deliveries at Closing

a.

At the Closing the RDX Shareholders shall deliver to Maui all the documents sufficient to effect the transfer of ownership of RDX to Maui.

b.

At the Closing, Maui shall deliver to the RDX Shareholders or their assignees certificates for the Exchange Shares.

7.

Restriction on Resale. The Maui Common Shares to be issued by Maui to the RDX Shareholders hereunder at the Closing will not be registered under the Securities Act of 1933, or the securities laws of any state, and cannot be transferred, hypothecated, sold or otherwise disposed of within the United States of America until:  (i) a registration statement with respect to such securities is declared effective under the Securities Act of 1933, or (ii) Maui receives an opinion of counsel for the stockholders, reasonably satisfactory to counsel for Maui, that an exemption from the registration requirements of the Securities Act of 1933 is available.

The certificates representing the shares which are being issued to the RDX Shareholders pursuant to this Agreement shall contain a legend substantially as follows:

“THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR MAUI GENERAL STORE, INC. RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO MAUI GENERAL STORE, INC. THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.”

8.

Applicable Law.    This Agreement shall be governed by the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof, as applied to agreements entered into and to be performed in such state.

9.

Assignment; Binding Effect.  This Agreement, including both its obligations and benefits, shall inure to the benefit of, and be binding on the respective heirs and successors of the parties and on their respective permitted assignees and transferees.  This Agreement may not be assigned or transferred in whole or in part by any party without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed.

10.

Counterparts.  This Agreement may be executed in multiple facsimile counterparts.   Each of the counterparts shall be deemed an original, and together they shall constitute one and the same binding Agreement, with one counterpart being delivered to each party hereto.

IN WITNESS WHEREOF, the parties hereto have set their hands as of the date and year written on the first page.

MAUI GENERAL STORE, INC.

By:___________________________

      Fu Qiang, Chief Executive Officer

______________________________

                     FU QIANG

_____________________________

                    SU JIANPING